Exhibit 99.1

For Immediate Release

PLx Pharma Inc. Reports First Quarter 2021 Results and Provides Business Update

-- VAZALORE 325 mg and 81 mg, the first-ever novel, liquid-filled aspirin capsules, gain FDA approval –

-- Company secured $71.4 million of gross proceeds in an underwritten public offering of common stock for the launch of VAZALORE –

-- VAZALORE’s U.S. commercial launch on track for third quarter 2021 --

Sparta, New Jersey, May 14, 2021 — PLx Pharma Inc. (NASDAQ: PLXP) (“PLx” or the “Company”), a specialty pharmaceutical company focused on its clinically-validated and patent-protected PLxGuard™ drug delivery platform to provide more effective and safer products, with its lead products VAZALORE™ 325 mg and VAZALORE™ 81 mg (referred to together as “VAZALORE”), announced today certain financial and operational results for the three months ended March 31, 2021.

Highlights of, and certain events subsequent to, the first quarter of 2021 include:

•	The U.S. Food and Drug Administration (“FDA”) approved the Company’s supplemental new drug applications (“sNDAs”) for its lead products, VAZALORE 325 mg and VAZALORE 81 mg;
•	The Company completed a $71.4 million financing to support the launch of VAZALORE;
•	Company paid off the balance of its term loan due in February 2021; and
•	VAZALORE product launch remains on track for the third quarter 2021.

“Receiving FDA approval for both dose strengths of VAZALORE was an exciting achievement for us, and we now have the capital to execute a national commercial launch that will ensure widespread access to this innovative aspirin therapy for health care professionals and consumers,” stated Natasha Giordano, President and Chief Executive Officer of PLx.

Public Offering

In March 2021, the Company completed an underwritten public offering in which PLx sold 8,924,700 shares of its common stock at a price to the public of $8.00 per share. The gross proceeds to the Company from this offering were $71.4 million, before deducting underwriting discounts and commissions and other offering expenses payable by the Company.

First Quarter 2021 Financial Results

The Company recognized no revenue for the first quarter of 2021 compared to $2,523 for the first quarter of 2020. All the revenue recognized in the 2020 period was attributable to work performed under an award of a National Institutes of Health (“NIH”) grant, which came to an end in the second quarter of 2020.

Research and development expenses were $1.0 million for the first quarter of 2021, compared to $0.5 million in the first quarter of 2020. This increase is primarily attributable to increased manufacturing-related activities for VAZALORE.

General and administrative expense totaled $2.6 million in the first quarter of 2021 compared to $2.5 million in the first quarter of 2020. This increase primarily reflects higher pre-launch marketing expenses and increased non-cash stock-based compensation. The increase was partially offset by lower compensation-related expenses combined with savings from COVID-19 travel restrictions.

Other income (expense), totaled $7.9 million of other expense and $4.5 million of net other income in the first quarters of 2021 and 2020, respectively. The variance is largely attributable to the non-cash change in fair value of warrant liability primarily due to the fluctuation of the price of the Company’s common stock. Net interest decreased due to the payoff of the remaining balance of the loan which was due and paid in February 2021.

Net loss attributable to common stockholders for the first quarter of 2021 was $11.9 million, or ($0.73) per basic and diluted share, compared to net income attributable to common stockholders of $1.2 million, or $0.08 per basic and diluted share, for the first quarter of 2020. The first quarter of 2021 included a non-cash loss of $7.9 million, or ($0.48) per share, related to the change in fair value of warrant liability whereas the first quarter of 2020 included a non-cash gain of $4.6 million, or $0.50 per share, related to the change in the fair value of the warrant liability.

As of March 31, 2021, the Company had cash and cash equivalents of $84.4 million.

Conference Call

As previously announced, PLx management will host its first quarter 2021 conference call as follows:

Date:	Friday, May 14, 2021
Time:	8:30 a.m. ET
Toll free (U.S.):	(866) 394-2901
International:	(616) 548-5567
Webcast (live and replay):	www.plxpharma.com under the ‘Investor Relations’ section.

The archived webcast will be available for 30 days via the aforementioned URL.

About VAZALORE
VAZALORE is an FDA-approved liquid-filled aspirin capsule that provides patients with vascular disease and diabetic patients who are candidates for aspirin therapy based on physician recommendation, with fast, reliable and predictable platelet inhibition as compared to enteric-coated aspirin. It also reduces the risk of stomach erosions and ulcers, as compared to immediate-release aspirin, common in an acute setting.

About PLx Pharma Inc.

PLx Pharma Inc. is a specialty pharmaceutical company focused on its clinically-validated and patent-protected PLxGuard™ drug delivery platform to provide more effective and safer products. The PLxGuard drug delivery platform works by targeting the release of active pharmaceutical ingredients to various portions of the gastrointestinal (GI) tract. PLx believes this platform has the potential to improve the absorption of many drugs currently on the market or in development, and to reduce the risk of stomach erosions and ulcers associated with certain drugs.

To learn more about PLx Pharma Inc. and its pipeline, please visit www.plxpharma.com.

Forward-Looking Statements

Any statements made in this press release relating to future financial or business performance, conditions, plans, prospects, trends, or strategies and other financial and business matters, including without limitation, the prospects for commercializing or selling any products or drug candidates, are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. In addition, when or if used in this press release, the words “may,” “could,” “should,” “anticipate,” “believe,” “estimate,” “expect,” “intend,” “plan,” “predict” and similar expressions and their variants, as they relate to PLx may identify forward-looking statements. PLx cautions that these forward-looking statements are subject to numerous assumptions, risks, and uncertainties, which change over time. Important factors that may cause actual results to differ materially from the results discussed in the forward-looking statements or historical experience include risks and uncertainties, including the failure by PLx to secure and maintain relationships with collaborators; risks relating to clinical trials; risks relating to the commercialization, if any, of PLx’s proposed product candidates (such as marketing, regulatory, product liability, supply, competition, and other risks); dependence on the efforts of third parties; dependence on intellectual property, risks that PLx may lack the financial resources and access to capital to fund proposed operations. Further information on the factors and risks that could affect PLx’s business, financial conditions and results of operations are contained in PLx’s filings with the U.S. Securities and Exchange Commission (“SEC”), which are available at www.sec.gov. Other risks and uncertainties are more fully described in PLx’s Form 10-K for the year ended December 31, 2020 filed with the SEC on March 12, 2021, and in other filings that PLx has made or will make going forward. The forward-looking statements represent PLx’s estimate as of the date hereof only, and PLx specifically disclaims any duty or obligation to update forward-looking statements.

Contact

Investor Relations:

Lisa M. Wilson, In-Site Communications, Inc.

T: 212-452-2793

E: lwilson@insitecony.com

Source: PLx Pharma Inc.

FINANCIAL TABLES FOLLOW

PLx Pharma Inc.
CONSOLIDATED BALANCE SHEETS
(Unaudited)

	March 31, 2021	December 31, 2020
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$84,423,464	$22,448,651
Inventory	143,380	143,380
Prepaid expenses and other current assets	300,556	393,470
TOTAL CURRENT ASSETS	84,867,400	22,985,501
NON-CURRENT ASSETS
Property and equipment, net	1,125,719	1,225,879
Right of use assets	249,738	327,161
Goodwill	2,061,022	2,061,022
Security deposit	17,036	17,036
TOTAL ASSETS	$88,320,915	$26,616,599

LIABILITIES, SERIES A AND SERIES B CONVERTIBLE PREFERRED STOCK AND STOCKHOLDERS' EQUITY (DEFICIT)
CURRENT LIABILITIES
Accounts payable and accrued liabilities	$962,608	$862,568
Accrued bonuses	246,647	1,184,823
Accrued interest	—	597,411
Term loan, net of discount and fees	—	622,265
Other current liabilities	199,939	275,247
TOTAL CURRENT LIABILITIES	1,409,194	3,542,314
NON-CURRENT LIABILITIES
Warrant liability	17,626,158	9,691,271
Accrued dividends	3,118,066	2,795,795
Other liabilities	121,651	134,184
TOTAL LIABILITIES	22,275,069	16,163,564

Series A convertible preferred stock: $0.001 par value; liquidation value of $17,603,176; 45,000 shares authorized, 15,000 issued and outstanding	13,661,578	13,661,578
Series B convertible preferred stock: $0.001 par value; liquidation value of $8,514,890; 25,000 shares authorized, 8,000 and 0 issued and outstanding	7,723,312	7,723,312

STOCKHOLDERS' EQUITY (DEFICIT)
Preferred stock; $0.001 par value; 930,000 shares authorized; none issued and outstanding	—	—
Common stock; $0.001 par value; 100,000,000 shares authorized; 22,836,333 and 13,911,633 shares issued and outstanding, respectively	22,836	13,912
Additional paid-in capital	158,327,448	91,203,050
Accumulated deficit	(113,689,328)	(102,148,817)
TOTAL STOCKHOLDERS' EQUITY (DEFICIT)	44,660,956	(10,931,855)
TOTAL LIABILITIES, SERIES A AND SERIES B CONVERTIBLE PREFERRED STOCK AND STOCKHOLDERS' EQUITY (DEFICIT)	$88,320,915	$26,616,599

PLx Pharma Inc.
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Three Months Ended
	March 31, 2021	March 31, 2020
REVENUES:
Federal grant	$—	$2,523
TOTAL REVENUES	—	2,523

OPERATING EXPENSES:
Research and development	959,503	513,914
General and administrative	2,636,329	2,493,251
TOTAL OPERATING EXPENSES	3,595,832	3,007,165
OPERATING LOSS	(3,595,832)	(3,004,642)

OTHER INCOME (EXPENSE):
Interest expense, net of interest income	(9,792)	(98,525)
Change in fair value of warrant liability	(7,934,887)	4,599,253
TOTAL OTHER INCOME (EXPENSE)	(7,944,679)	4,500,728
INCOME (LOSS) BEFORE INCOME TAXES	(11,540,511)	1,496,086
Income taxes	—	—
NET INCOME (LOSS)	(11,540,511)	1,496,086

Preferred dividends	(322,271)	(320,290)
NET INCOME (LOSS) ATTRIBUTABLE TO COMMON STOCKHOLDERS	$(11,862,782)	$1,175,796

Net income (loss) per common share - basic	$(0.73)	$0.08
Net income (loss) per common share - diluted	$(0.73)	$0.08

Weighted average shares of common shares - basic	16,361,583	9,156,260
Weighted average shares of common shares - diluted	16,361,583	9,216,667